Exhibit 10.3

EXECUTION COPY

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 14, 2012, by and among AXOGEN, INC. (f/k/a LecTec Corporation), a Minnesota corporation (“AxoGen Inc”), AXOGEN CORPORATION, a Delaware corporation (“AxoGen Corp”; together with AxoGen Inc, either individually or collectively as the context may require, as “Borrower”), MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership in its capacity as agent (“Agent”) for the lenders under the Loan Agreement (as defined below) (“Lenders”), and the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of September 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Agent and Lenders desire to amend certain provisions of the Loan Agreement in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1. Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that all Term Loans made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Loan Agreement and the other Loan Documents, as amended hereby, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2. Amendment to Loan Agreement. Subject to the terms and conditions of this Amendment, including, without limitation, the conditions to effectiveness set forth in Section 6 below, the Loan Agreement is hereby amended as follows:

(a) Section 6.2(a) of the Loan Agreement is hereby amended by deleting the word “and” immediately preceding clause (vii) thereof, replacing it with a comma (“,”) and adding the following new clause (viii) after the end of clause (vii):

“and (viii) copies of all statements, reports and notices to the Subordinated Creditor concurrently with delivery to Subordinated Creditor.”

(b) Section 7.9 of the Loan Agreement is hereby amended by deleting the reference to such section being “[Reserved]” and replacing such reference with the following new Section 7.9:

“7.9 Subordinated Debt. (a) make or permit any payment on or with respect to the Subordinated Debt other than as expressly permitted pursuant to the Subordination Agreement or (b) amend any provision of the Subordinated IRA or any agreement, instrument or other document evidencing the Subordinated Debt.”

(c) Section 8.9 of the Loan Agreement is hereby amended by deleting the reference to such section being “[Reserved]” and replacing such reference with the following new Section 8.9:

“8.9 Subordinated Debt. (a) a default or breach by Borrower or Subordinated Creditor occurs under the Subordinated IRA or any agreement, instrument or other document executed and/or delivered in connection with the Subordinated Debt, including without limitation the Subordination Agreement or (b) any payment is made by Borrower or accepted by Subordinated Creditor in violation of the Subordination Agreement.”

(d) Section 14 of the Loan Agreement is hereby amended by amending the definition of “Change of Control” by deleting the word “or” immediately preceding clause (c) thereof, replacing the period (“.”) at the end of clause (c) with a semicolon (“;”), and adding and “or” and the following new clause (d) after the new semicolon at the end of clause (c):

“or (d) constitutes a Change of Control under and as defined in the Subordinated IRA.”

(e) Section 14 of the Loan Agreement is hereby further amended by amending the definition of “Permitted Indebtedness” by deleting the reference to clause (c) of such definition being “[Reserved]” and replacing such reference with the following new clause (c):

“(c) Subordinated Debt; provided, that Agent’s and Senior Lenders’ Liens with respect to any assets transferred or purported to be transferred in connection with the Subordinated Debt shall remain in full force and effect and first priority Liens until such time as the assets are permitted to be paid to the Subordinated Creditor pursuant to and subject to the terms of the Subordination Agreement;”

(f) Section 14 of the Loan Agreement is hereby further amended by inserting the following new defined terms in the appropriate alphabetical order:

““Subordinated Creditor” means PDL BioPharma, Inc. and any successor or assign of PDL BioPharma, Inc. as Purchaser under and as defined in the Subordinated IRA, subject to the terms of the Subordination Agreement.

“Subordinated Debt” means the “Subordinated Obligations” under and as defined in the Subordination Agreement.

“Subordinated IRA” means that certain Interim Revenue Interests Purchase Agreement, dated as of August 14, 2012, by and among Borrower and the Subordinated Creditor, as the same may be amended, restated, supplemented or otherwise modified from time to time (subject to the restrictions in this Agreement and the Subordination Agreement).

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement, dated as of August 14, 2012, by and among Agent, the Lenders, Subordinated Creditor and Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

3. No Other Amendments. Except for the amendment and agreement set forth and referred to in Section 2 above, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and reaffirms all of its obligations under the Loan Agreement and the other Loan Documents as amended by this Amendment. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

4. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower does hereby warrant, represent and covenant to Agent and Lenders that (i) each representation or warranty of Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true, correct and complete in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof; provided, however, that (A) such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (B) those representations and warranties expressly referring to a specific date shall be true, correct and complete in all material respects as of such date, (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Amendment and this Amendment is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

5. Amendment Fee. Borrower hereby agrees to pay to the Lenders, to be allocated to each Lender in accordance with its Pro Rata Share, and amendment fee equal to $100,000, of which (a) $25,000 shall be due and payable on the Amendment Effective Date in immediately available funds (the “Amendment Effective Date Fee”) and (b) $75,000 shall be due and payable in immediately available funds upon the earlier of (i) the completion of a cash investment in the form of either or a combination of both stock of Axogen, Inc. or Indebtedness (which, for the avoidance of doubt, may include a revenue purchase transaction similar to the transaction contemplated by the Subordinated IRA (as defined in the Loan Agreement after giving effect to this Amendment)) by investors reasonably acceptable to Agent and Lenders which yields net cash proceeds in an aggregate amount of not less than $2,500,000 (a “Future Capital Transaction”) and (ii) the date on which all Obligations are due and payable whether by prepayment, maturity, acceleration or otherwise (the “Deferred Amendment Fee”; together with the Amendment Effective Date Fee, collectively, the “Amendment Fee”). Borrower acknowledges and agrees that (x) if any portion of the Amendment Fee is not paid when due, such failure shall constitute an immediate Event of Default and (y) reference to the Future Capital Transaction above shall not constitute a consent by the Agent or the Lenders to any such transaction and any such Future Capital Transaction shall continue to require the consent of the Lenders prior to the consummation thereof.

6. Condition Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the date (the “Amendment Effective Date”) upon which Agent shall notify Borrower in writing that each of the following conditions have been satisfied in a manner, and in form and substance, satisfactory to Agent:

(a) Agent shall have received one or more counterparts of this Amendment duly executed and delivered by Borrower, Agent and Lenders;

(b) Agent shall have received one or more counterparts of the Subordination Agreement duly executed and delivered by Borrower, Agent and Lenders;

(c) Lenders shall have received the Amendment Effective Date Fee, in accordance with their respective Pro Rata Shares, which Amendment Effective Date Fee shall be fully earned and nonrefundable when paid;

(d) Agent shall have received an officer’s certificate certifying as to certain conditions and attaching true, correct and complete copies of the Subordinated IRA and related transaction documents; and

(e) Agent shall have received such other agreements, assurances, certificates, documents, consents or opinions as Agent may require.

7. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and each of its Affiliates and Subsidiaries and each of their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8. Covenant Not To Sue. Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 7 above. If Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

9. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Amendment with its counsel.

10. Severability of Provisions. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

13. Entire Agreement. The Loan Agreement as and when amended through this Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

14. No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment. Time is of the essence for this Amendment.

15. Costs and Expenses. Borrower absolutely and unconditionally agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and any other Loan Documents or other agreements prepared, negotiated, executed or delivered in connection with this Amendment or transactions contemplated hereby.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

AXOGEN, INC. (f/k/a LecTec Corporation)

By:
Name:
Title:

AXOGEN CORPORATION

By:
Name:
Title:

AXOGEN CORPORATION

AXOGEN, INC.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT AND LENDERS:

MIDCAP FINANCIAL SBIC, LP, as Agent and a Lender

By: MIDCAP FINANCIAL SBIC GP, LLC

By:
Name:
Title:

SILICON VALLEY BANK, as a Lender

By:
Name:
Title:

AXOGEN CORPORATION

AXOGEN, INC.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE